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Exhibit 99.1

DIRECTORS AND EXECUTIVE OFFICERS AS OF NOVEMBER 4, 2004

        The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of SBC Communications Inc. ("SBC") and the Ameritech Entities is set for below.

SBC COMMUNICATIONS INC.

        Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with SBC.

Name	Present Principal Occupation or Employment
Directors
Edward E. Whitacre, Jr.	Chairman of the Board and Chief Executive Officer
Gilbert F. Amelio	Senior Partner, Sienna Ventures
Clarence C. Barksdale	Member, Board of Trustees, Washington University
James E. Barnes	Chairman of the Board and Chief Executive Officer (Retired), MAPCO Inc.,
August A. Busch, III	Chairman of the Board, Anheuser-Busch Companies, Inc.
William P. Clark	Counsel to Clark, Cali and Negranti, LLP
Martin K. Eby, Jr.	Retired Chairman and Chief Executive Officer, The Eby Corporation
James A. Henderson	Chairman of the Board and Chief Executive Officer, Cummins Inc., Retired
Charles F. Knight	Chairman Emeritus, Emerson Electric Co.
Lynn M. Martin	Chair of the Council for the Advancement of Women; Advisor to the Firm, Deloitte & Touche LLP
John B. McCoy	Retired Chairman, BANK ONE CORPORATION
Mary S. Metz	President, S. H. Cowell Foundation
Toni Rembe	Partner, Pillsbury Winthrop LLP
S. Donley Ritchey	Managing Partner, Alpine Partners
Joyce M. Roche'	President and Chief Executive Officer, Girls Incorporated
Laura D'Andrea Tyson	Dean, London Business School
Patricia P. Upton	President and Chief Executive Officer, Aromatique, Inc.
Executive Officers
Edward E. Whitacre, Jr.	Chief Executive Officer
John H. Atterbury	Group President—IP Services
James W. Callaway	Group President
James D. Ellis	Senior Executive Vice President and General Counsel
Karen E. Jennings	Senior Executive Vice President—Human Resources and Communications
James S. Kahan	Senior Executive Vice President—Corporate Development
Richard G. Lindner	Senior Executive Vice President and Chief Financial Officer
Forest E. Miller	Group President—External Affairs and Planning
John T. Stankey	Senior Executive Vice President and Chief Technology Officer
Randall L. Stephenson	Chief Operating Officer
Rayford Wilkins, Jr.	Group President and Chief Executive Officer—Enterprise Business Services

SBC TELEHOLDINGS, INC. f/k/a AMERITECH CORPORATION
James D. Ellis	Director (Senior Executive Vice President and General Counsel, SBC)
Randall L. Stephenson	Director, Executive Vice President and Chief Financial Officer (Chief Operating Officer, SBC)
Kirk Brannock	President—Network Services
Cathy Coughlin	President—Business Communications Services
Karen E. Jennings	Executive Vice President—Human Resources (Senior Executive Vice President—Human Resources and Communications, SBC)
James S. Kahan	Senior Executive Vice President—Corporate Development (Senior Executive Vice President—Corporate Development, SBC)
Roger Kiley	Senior Vice President, General Counsel and Secretary
Paul Roth	President—Consumer Markets
Joe W. Walkoviak	President and Chief Executive Officer
AMERITECH INTERNATIONAL, INC.
Lloyd E. Kelley	President—Europe (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)
AMERITECH INTERNATIONAL DENMARK CORPORATION
Richard McCormick	Director, Vice President (Executive Director-International Business Operations, SBC)
Lloyd E. Kelley	President (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)
AMERITECH DENMARK FUNDING CORPORATION
Lloyd E. Kelley	Director, President and Chief Executive Officer (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)
Richard McCormick	Director (Executive Director-International Business Operations, SBC)
AMERITECH DENMARK HOLDINGS, L.L.C.
Lloyd E. Kelley	Manager—Vice President—Operations (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)
Richard McCormick	Manager—Vice President (Executive Director-International Business Operations, SBC)
AMERITECH LUXEMBOURG S.A.R.L. (LLC)
Bill Caldwell	Manager (Senior Counsel-International, SBC)
Luc Hansen	Manager
Lloyd E. Kelley	Manager (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)
Jonathan P. Klug	Manager (Vice President and Treasurer, SBC)
Claude Zimmer	Manager

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  Exhibit 99.1